Exhibit 10.1

FIRST AMENDMENT TO LEASE

FIRST AMENDMENT TO LEASE dated as of April 3, 1995, amending that certain Lease dated February 11, 1991, by and between Curto Reynolds Oelerich Inc., a Delaware corporation, as lessor (herein called “Lessor”) and Armstrong Containers, Inc., an Illinois corporation, as lessee (herein called “Armstrong”).

WITNESSETH:

WHEREAS, Lessor and Armstrong entered into a Lease dated February 11, 1991, said Lease having a full term of eleven (11) years, demising and leasing to Armstrong certain premises commonly known as 3400 North Powell Avenue, Franklin Park, Illinois, and legally described in Exhibit “A” attached hereto and made a part hereof by reference thereto (herein called “Lease”); and

WHEREAS, Armstrong advised Lessor that Brockway Standard, Inc., a Delaware corporation (herein, called “Lessee”) purchased all of the outstanding stock of the parent company of Armstrong and that Armstrong has been merged into Lessee and thereby is the current Lessee under the Lease; and

WHEREAS, Lessor and Lessee desire to amend the provisions of the Lease,

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The Lease shall be modified as follows:

(a) Section I. Description of Premises is deleted in its entirety and the following Section I. Description of Premises is inserted in its place and stead:

“I.	DESCRIPTION OF PREMISES

See Exhibit “A” attached hereto and made a part hereof by reference thereto and initialed by Lessor and Lessee,

“and commonly known as 3400 North Powell Avenue, Franklin Park, Illinois, together with the improvements thereon or to be constructed thereon by Lessor, pursuant to the provisions of Section VII hereof (said Premises and said improvements, together with rights and privileges thereunto belonging, are herein collectively called “Demised Premises”).

“Lessor hereby reserves the exclusive use of the sixteen (16) car parking spaces located at the area shown and cross-hatched on Exhibit “A-l” attached hereto (herein called “Lessor’s Parking Area”) located in the south parking area servicing the Demised Premises. Lessor hereby reserves and retains unto itself, its invitees, lessees, successors or assigns, but only as appurtenant to Lessor’s Parking Area, the right at all times during the term of this Lease, and any and all extension thereof, to use that portion of the south parking area servicing the Demised Premises as is required for the purpose of ingress and egress and passage along same to and from Lessor’s Parking Area, and also expressly reserving and retaining in itself (the Lessor), its lessees, successors and assigns, the right to use and to grant to others the right to use that portion of the Demised Premises hereinabove described for the purpose of ingress and egress and passage along the same to and from Lessor’s Parking Area; provided that none of the above shall unreasonably interfere with ingress and egress by Lessee to and from the Demised Premises or the south parking area servicing the Demised Premises.”

(b) Section III A. is deleted in its entirety and the following new Section III A. is inserted in its place and stead:

“A. And Lessee in consideration thereof covenants and agrees to take and accept said demise and lease on the terms herein recited and to pay fixed rent for the Demised Premises as follows:

“(1) A monthly installment of Twenty Thousand Three Hundred Nineteen and 42/100 Dollars ($20,319.42) on the first day of August, 1991, and the same amount on the first day of each and every month thereafter through and including the first day of July, 1992.

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“(2) A monthly installment of Twenty-Seven Thousand Eight Hundred Seventy-Nine and No/100 Dollars ($27,879.00) on the first day of August, 1992, and the same amount on the first day of each and every month thereafter through and including the first day of April, 1995.

“(3) A monthly installment of Twenty-Eight Thousand Fifty-Nine and No/100 Dollars ($28,059.00) on the first day of May, 1995, and the same amount on the first day of each and every month thereafter through and including the first day of July, 1997.

“(4) A monthly installment of Thirty-Two Thousand Eight Hundred Fifty-Five and No/100 Dollars ($32,855.00) on the first day of August, 1997, and the same amount on the first day of each and every month thereafter through and including the first day of July, 2002.”

(c) Section VII. Improvements to be Erected is deleted in its entirety and the following new Section VII. Improvements to be Erected is inserted in its place and stead:

“VII.	IMPROVEMENTS TO BE ERECTED

“A. Lessor, at its sole cost and expense, agrees to construct and complete the improvements upon the Premises as described on Exhibit “B” attached hereto and by reference made a part hereof and initialed by Lessor and Lessee (herein called “Phase I Improvements”). Lessor further agrees to construct and complete the improvements upon the Premises as described on Exhibit “C” attached hereto and by reference made a part hereof and initialed by Lessor and Lessee (herein called “Phase II Improvements”). Lessor further agrees to complete the improvements on the Premises as described on Exhibit “D” attached hereto and by reference made a part hereof and initialed by Lessor and Lessee (herein called “Phase III Improvements”).

“B. The parties hereto anticipate that the Phase I Improvements shall be completed on or before August 1, 1991, the Phase II Improvements shall be completed on or before August 1, 1992, and the Phase III Improvements substantially completed on or before April 30, 1995.

“C. In the event the Phase III Improvements are not substantially completed on or before April 30, 1995, Lessee’s rent for the period commencing May l, 1995, shall be reduced by $180.00 per month until the Phase III Improvements are substantially completed. Substantial

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completion of the Phase III Improvements shall be deemed to be as of the date Lessor mails notice to Lessee certifying that the Phase III Improvements are substantially completed.”

2. Except as further modified herein, the Lease shall remain in full force and effect and the parties shall be bound by all the terms and conditions thereof.

IN WITNESS WHEREOF, Lessor and Lessee have caused this First Amendment to Lease to be duly executed and attested in their behalf by their duly authorized officers and their corporate seals to be affixed all as of the day and year first above written.

LESSOR:

CURTO REYNOLDS OELERICH INC.

	By:	/s/ ILLEGIBLE
ATTEST:	Its	President

/s/ ILLEGIBLE
Its: Vice President, Ass’t
LESSEE:

BROCKWAY STANDARD, INC.,

	By:	/s/ ILLEGIBLE
ATTEST:	Its	ILLEGIBLE

/s/ ILLEGIBLE
Its: Assistant Treasurer

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I N D E X

SECTION I	DESCRIPTION OF PREMISES

SECTION II	TERM

SECTION III	RENT

SECTION IV	UTILITY CHARGES

SECTION V	TAXES AND ASSESSMENTS

SECTION VI	INSURANCE

SECTION VII	IMPROVEMENTS TO BE ERECTED

SECTION VIII	CONDITION AND USE OF PREMISES; INDEMNITY

SECTION IX	MAINTENANCE AND SURRENDER OF PREMISES

SECTION X	MECHANICS LIENS

SECTION XI	ABANDONMENT

SECTION XII	PENALTY ON DEFAULT - CANCELLATION

SECTION XIII	REMEDIES OF LESSOR

SECTION XIV	INSPECTION OF PREMISES BY LESSOR

SECTION XV	RESTORATION OR REPAIR

SECTION XVI	CONDEMNATION

SECTION XVII	MONTH TO MONTH TENANCY

SECTION XVIII	ASSIGNMENT OR SUBLEASING

SECTION XIX	SUBORDINATION

SECTION XX	SECURITY DEPOSIT

SECTION XXI	TERMINATION OF PRIOR EXISTING LEASE

SECTION XXII	NOTICES

SECTION XXIII	SUCCESSORS AND ASSIGNS

SECTION XXIV	GENERAL

LEASE

This Lease made and entered into this 11th day of February 1991, by and between CURTO REYNOLDS OELERICH INC., a Delaware corporation and licensed to do business in the State of Illinois (herein called “Lessor”), and ARMSTRONG CONTAINERS, INC., an Illinois corporation (herein called “Lessee”).

WITNESSETH:

Lessor, for and in consideration of the rents, covenants and agreements herein reserved, mentioned and contained on the part of the Lessee to be paid, kept and performed, does hereby demise and lease to Lessee upon and subject to the conditions herein expressed, the following described premises (herein called “Premises”) in Cook County, Illinois, to wit:

I. DESCRIPTION OF PREMISES

See Exhibit “A” attached hereto and made a part hereof by reference thereto and initialed by Lessor and Lessee,

and commonly known as 3400 North Powell Avenue, Franklin Park, Illinois, together with the improvements thereon or to be constructed thereon by Lessor, pursuant to the provisions of Section VII hereof (said Premises and said improvements, together with rights and privileges thereunto belonging are herein collectively called “Demised Premises”).

II. TERM

TO HAVE AND TO HOLD the Demised Premises unto Lessee for and during the full term of eleven (11) years, to wit, from the 1st day of August, 1991, to and including the 31st day of July, 2002.

III. RENT

A. And Lessee in consideration thereof covenants and agrees to take and accept said demise and lease on the terms herein recited and to pay fixed rent for the Demised Premises as follows:

(1) A monthly installment of Twenty Thousand Three Hundred Nineteen and 42/100 Dollars ($20,319.42) on the first day of August, 1991, and the same amount on the first day of each and every month thereafter through and including the firs day of July, 1992.

(2) A monthly installment of Twenty-Seven Thousand Eight Hundred Seventy-Nine and No/100 Dollars ($27,879.00) on the first day of August, 1992, and the same amount on the first day of each and every month thereafter through and including the first day of July, 1997.

(3)A monthly installment of Thirty-Two Thousand Six Hundred Seventy-Five and No/100 Dollars ($32,675.00) on the first day of August, 1997, and the same amount of the first day of each and every month thereafter through and including the first day of July, 2002.

B. All sum or sums due hereunder from Lessee to Lessor, except for fixed rent, are hereby declared to be so much additional and further rent due and payable by Lessee to Lessor with the installment of fixed rent next falling due hereunder after the date Lessor notifies Lessee of such sum or sums and may be collected in the same manner as the fixed rent due hereunder. If such sum or sums are due from Lessee after the expiration of this Lease, same shall be payable by Lessee ten (10) days after the date Lessor notifies Lessee of such sum or sums.

C. Said payments of rent, as aforesaid, shall be made by Lessee, without deduction, discount or abatement (except as may be specifically hereinafter provided) in lawful money of the United States, at such place in the City of DesPlaines, Illinois, or otherwise, as Lessor may, from time to time, designate in writing; and in default of such designation, then at the office of Lessor at 1400 East Touhy Avenue, Suite 230, DesPlaines, Illinois 60018. Each and every installment of rent accruing under the covenants of this Lease which shall not be paid within ten (10) days from the date that same is due under the terms of this Lease, shall bear interest at the rate per annum of two percent (2%) over the prime commercial rate of the Harris Trust and Savings Bank, Chicago, Illinois, from the date when the same is payable under the terms of this Lease until the same shall be paid; and all other sums becoming due or payable to Lessor under this Lease, including all reasonable moneys expended by Lessor pursuant hereto or on account of any default by Lessee in the performance or observance of any of the covenants and agreements herein contained, shall likewise bear interest from the respective dates when the same shall be advanced or paid by Lessor, or otherwise due to Lessor, at the rate per annum of two per cent (2%) over the prime commercial rate of the Harris Trust and Savings Bank, Chicago, Illinois, on the respective dates when said sums shall become due and payable until the same shall be repaid by Lessee to Lessor. All sums so advanced or paid by Lessor shall become so much additional and further rent due hereunder from the Lessee.

IV. UTILITY CHARGES

Lessee shall pay or cause to be paid all charges for any facilities or services of any kind, such as, but not limited to, water, gas, steam, electricity, light, heat, power, telephone, rented or supplied to Lessee in connection with the Demised Premises and shall contract for same in its own name.

V. TAXES AND ASSESSMENTS

A. Lessee agrees that in addition to the rent herein provided, Lessee shall pay all general real estate taxes levied, assessed, confirmed or imposed upon the Demised Premises during the lease term.

B. Lessee agrees that any general real estate taxes or special assessments levied, assessed, confirmed or imposed upon the Demised Premises during the lease term but payable in whole or in installments after the lease term shall be adjusted and prorated so that Lessor shall pay its pro rata share for the period subsequent to the lease term during the last year of the term hereof.

C. Lessee, at its sole cost and expense, shall have the right to elect to attempt to reduce the assessed valuation of the Demised Premises or contest the general real estate taxes or special assessments levied, assessed, confirmed or imposed upon the Demised Premises during the lease term. If Lessee does not so elect, Lessee shall so advise Lessor in writing, and Lessor shall have such right, and in the event Lessor elects to attempt to reduce the assessed valuation of the Demised Premises or contest the general real estate taxes or special assessments, Lessee agrees that in addition to the rent herein provided, Lessee shall pay Lessor a prorata share of reasonable attorney’s fees and related costs, if any, incurred by Lessor in attempting to reduce the assessed valuation of the Demised Premises or contest said general real estate taxes or special assessments in an amount adjusted and prorated so that Lessee shall pay its prorata share for the period of the lease term and Lessor shall pay its prorata share for the period subsequent to the lease term during the last year of the term hereof.

D. Lessee agrees that in addition to the rent herein provided, Lessee shall pay all special assessments, charges for permits or license fees of any governmental authority, general, special, ordinary, extraordinary of any nature and kind whatsoever levied, assessed, confirmed or imposed upon or payable for or in respect of the Demised Premises during the lease term. Lessee shall pay to Lessor an amount equal to the amount so levied, assessed, confirmed or imposed upon or payable for or in respect of the Demised Premises during the lease term; provided further that if any of the aforementioned is levied, assessed, confirmed or imposed upon the Demised Premises but payable in whole or in installments after the lease term, the same shall be adjusted and prorated so that Lessor shall pay its pro rata share for the period subsequent to the lease term during the last year of the term hereof.

E. If Lessee shall fail to pay or deposit any sums as required pursuant to the terms of this Section V, Lessor may pay or deposit same at any time thereafter, and the amount of any and all such payments or deposits so made by Lessor, plus interest at the rate specified in Section III hereof shall be and is hereby declared to be so much additional and further rent due from Lessee hereunder. Taxes and assessments shall include all taxes levied against the Demised Premises or against Lessor or Lessee on account of same by Federal, State or local governments, and shall include all taxes equitably determined by Lessor to be levied in lieu of or in substitution therefor.

VI. INSURANCE

A. At all times during the term of this Lease, Lessee, at Lessee’s sole cost and expense, shall maintain the following types of insurance, insuring against loss to the improvements on the Premises and the building service equipment:

(1) Fire and extended coverage insurance in an amount equal to 100% of the full replacement costs of the improvements on the Premises and the building service equipment. As of the date hereof, the full replacement cost is $2,875,000.00. Lessor shall have the right from time to time to reasonably determine and specify the amount to be used as full replacement cost. Any policy providing such coverage shall contain the so called special coverage all risk endorsement and the full replacement cost endorsement.

(2) Business income (rent) insurance covering the rent value of the improvements on the Demised Premises in the amount of not less than 150% of the annual fixed rent and other amounts provided to be paid by Lessee to Lessor pursuant to the terms of this Lease.

B. At all times during the term of this Lease, Lessee, at Lessee’s sole cost and expense, shall maintain comprehensive general public liability insurance against claims for injury or death occurring upon, in or about the Demised Premises such insurance to afford protection to the limit of not less than

$2,000,000.00 for each occurrence and in the aggregate and such insurance shall be written on an occurrence basis. Lessee agrees that Lessor shall have the right to require Lessee to increase the general public liability insurance coverage required in such reasonable amounts as Lessor may, from time to time, reasonably require during the term of this Lease.

C. All policies of insurance required to be maintained by Lessee pursuant to this Lease shall:

(1) be effected by valid and enforceable policies issued by insurers, reasonably satisfactory to Lessor, who are authorized to do business in the State of Illinois and shall be in such form and content as is reasonably satisfactory to Lessor;

(2) provide that same shall not be cancelled or amended in any respect without at least thirty (30) days prior written notice to each assured named therein;

(3) be delivered to Lessor on or before fifteen (15) days prior to the occupancy of the Demised Premises by Lessee, and renewals of said policies shall be delivered to Lessor at least fifteen (15) days prior to the expiration date of each policy, together with evidence satisfactory to Lessor of the payment of all premiums thereon;

(4) name Lessee and Lessor as the insured, as their respective interests may appear (and if requested by Lessor, shall bear appropriate endorsements to protect Lessor’s agents and employees and the legal title holder of the Demised Premises);

(5) if the Lessor so requires, be payable to the holder of any mortgage(s) or trust deed(s), as the interest of such holder may appear, pursuant to a standard mortgage clause;

(6) to the extent obtainable, provide that any loss shall be payable to Lessor or to the holder of any mortgage(s) or trust deed(s) notwithstanding any act of negligence of Lessee which might otherwise result in forfeiture of such insurance.

D. Whenever (1) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Demised Premises, and (2) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of the increased cost, the other party shall have the right within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect).

E. If Lessee shall refuse or fail to maintain in force the insurance required of Lessee to be maintained by Lessee hereunder and to keep such policies in Lessor’s possession, Lessor may at its election procure and from time to time renew such insurance, and the amounts expended therefor with interest thereon from the respective dates of expenditures therefor at the rate specified in Section III hereof shall be so much additional rent due from Lessee to Lessor.

VII. IMPROVEMENTS TO BE ERECTED

A. Lessor, at its sole cost and expense, agrees to construct and complete the improvements upon the Premises as described on Exhibit “B” attached hereto and by reference made a part hereof and initialed by Lessor and Lessee (herein called “Phase I Improvements”). Lessor further agrees to construct and complete the improvements upon the Premises as described on Exhibit “C” attached hereto and by reference made a part hereof and initialed by Lessor and Lessee (herein called “Phase II Improvements”).

B. The parties hereto anticipate that the Phase I Improvements shall be completed on or before August 1, 1991, and the Phase II Improvements shall be completed on or before August 1, 1992.

VIII. CONDITION AND USE OF PREMISES; INDEMNITY

A. Lessee is presently in possession of the Demised Premises by assignment of and pursuant to the provisions of that certain lease dated May 21, 1980, entered into by and between LaSalle National Bank, a national banking association, not individually but as Trustee under the provisions of a Trust Agreement dated August 1, 1972 and known as Trust No. 44261 (herein “LaSalle 44261”), its successors and assigns, as lessor, and J & S Tin Mill Products Co., Inc., an Illinois corporation (herein “J & S”) , as lessee, as amended by letter agreement dated July 21, 1980, entered into by and between Lessor herein, as agent for the beneficiary of LaSalle 44261 and J & S (said lease as amended by said letter agreement herein called “Prior Existing Lease”). Subject to the construction and completion of the improvements described in Section VII hereof, Lessee acknowledges that the Demised Premises are in good and first class condition, and that Lessee will while this Lease remains in force carefully keep and maintain the Demised Premises and any appurtenances such as sidewalks and alleys adjoining the same in a safe, clean and wholesome condition in accordance with all governmental regulations, ordinances and laws now or hereafter affecting the Demised Premises, and will at all times at its own expense comply with all such regulations, ordinances and laws applicable to the same, and that Lessee will remove, at Lessee’s sole cost and expense, any rubbish of any character whatsoever which may accumulate thereon, and that Lessee will not at any time during the term of this Lease use, or allow the use of, the Demised Premises, or any portion thereof, or any building or buildings and other improvements on the Premises or any portion thereof for the manufacture or sale of spirituous, malt or other intoxicating liquor or for any business or use which shall increase the fire hazard to the Demised Premises or adjoining property, or for any business or activity which constitutes a nuisance or for any business or purpose calculated to injure the reputation of the Demised Premises or of the adjoining and neighboring property or to interfere with the reasonable use of such neighboring property, or for any purpose or use in violation of the laws of the United States or the State of Illinois or of any law or local ordinance or for any other than manufacturing, storage or industrial purposes. Lessee acknowledges and agrees that its possession of the Demised Premises is subject to all applicable governmental regulations, ordinances and laws now or hereafter regulating the use of the Demised Premises and that Lessor has made no representation or warranty as to the present or future suitability of the Demised Premises for the conduct of Lessee’s business. No changes, alterations, improvements or additions in the building or buildings or improvements on the Premises shall be made or permitted by Lessee without in each case the previous written consent of Lessor. Notwithstanding with foregoing, Lease may, on prior written notice to Lessor, but without Lessor’s consent, each year of the term of this Lease make non-structural, non-mechanical and non-electrical changes and alterations or improvements in the Demised Premises, provided that the cost of each such improvement shall not exceed $10,000.00. Lessor may, at the termination of this Lease, at Lessor’s option, require that Lessee remove any or all such changes or alterations and restore the Demised Premises to their original condition and unless Lessor requires their removal, all such changes or alterations shall become the property of Lessor and be surrendered with the Demised Premises upon termination of this Lease.

B. (1) Lessee represents, warrants and covenants to Lessor that during the term of this Lease, Lessee will not use Hazardous Materials (as defined hereinafter) on, from or affecting the Demised Premises in any manner which violates federal, state or local laws, ordinances, rules, regulations or written policies covering the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials. Without limiting the foregoing Lessee shall not cause or permit the Demised Premises to be used to generate, manufacture, refine or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, nor shall Lessee cause or permit, as a result of any intentional or unintentional act or omission on the part of Lessee, a release of Hazardous Materials onto the Demised Premises, the building or adjoining property.

(2) Lessee hereby represents, warrants and covenants to Lessor that Lessee shall promptly notify Lessor as soon as Lessee knows or suspects that Hazardous Materials have been released on the Demised Premises.

(3) Upon termination of Lessee’s right of possession hereunder, whether this Lease be terminated or not, Lessee shall deliver the Demised Premises to Lessor free of any and all Hazardous Materials, except for those existing prior to April 4, 1961 and those whose presence on the Demised Premises is attributable to Lessor.

(4) For purposes of this Section VIII B, “Hazardous Materials” means any hazardous material, hazardous waste, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.), and the regulations adopted and promulgated pursuant thereto, or any other federal, state or local law for the protection of the environment and which are effective during the term of this Lease.

C. Lessee further covenants and agrees that it will indemnify and forever save and keep harmless Lessor and the Demised Premises of, from and against any and all penalties, fines, damages, loss, costs, charges and expenses, including reasonable attorneys’ fees, arising out of any of the following:

(1) Any breach or default by Lessee in the performance or observance of any of the covenants of this Lease to be performed or observed by Lessee;

(2) The institution or prosecution of any litigation against Lessor by Lessee or any third party where such litigation (i) arises from Lessee’s use, possession or maintenace of the Demised Premises and (ii) does not arise from any fault on the part of Lessor or the breach by Lessor of any covenant or agreement of this Lease to be performed or observed by Lessor;

(3) The enforcement by Lessor against Lessee of the covenants and agreements of this Lease to be performed or observed by Lessee, whether by the institution or prosecution of litigation or otherwise;

(4) The violation or breach of any governmental law, rule, requirement, order, direction, ordinance or regulation applicable to the Demised Premises on or after April 4, 1961 and thereafter through the expiration of the term of this Lease, if occasioned by the act or neglect of Lessee or of any person holding or claiming an interest in the Demised Premises by, through or under Lessee, or of any occupant of the Demised Premises during the term hereof unless such violation or breach arises or results from any fault on the part of Lessor or the breach by Lessor of any covenant or agreement of this Lease to be performed or observed by Lessor;

(5) Any accident, injury, loss or damage resulting to person or property, during the term of this Lease, which is due, directly or indirectly, to Lessee’s or its employees’, agents’ or representatives’ possession, use, occupancy, operation, alteration, repair or maintenance of the Demised Premises, or the switchtrack or tracks thereon, or by reason of any act or thing upon the Demised Premises attributable to Lessee, its employees, agents or representatives, unless such accident, injury, loss or damage arises or results from any fault on the part of Lessor or the breach by Lessor of any covenant or agreement of this Lease to be performed or observed by Lessor;

(6) Any violation of any applicable statute, regulation, ordinance or law for the protection of the environment which occurred on the Demised Premises on or after April 4, 1961 and thereafter through the expiration of the term of this Lease, or by reason of the imposition of any governmental lien for the recovery of environmental cleanup costs expended by reason of such violation unless such violation arises from any fault on the part of Lessor or the breach by Lessor of any covenant or agreement of this Lease to be performed or observed by Lessor.

D. Lessor covenants and agrees that it will indemnify and save and keep harmless Lessee of, from and against any and all penalties, fines, damages, loss, costs, charges and expenses, including reasonable attorneys’ fees, which arise out of any of the following:

(1) Any breach or default by Lessor in the performance or observance of any of the covenants of this Lease to be performed or observed by Lessor;

(2) The enforcement by Lessee against Lessor of the covenants and agreements of this Lease to be performed or observed by Lessor, whether by the institution or prosecution of litigation or otherwise; and

(3) Any accident, injury, loss or damage resulting to person or property on the Demised Premises during the term of this Lease which is due to any fault on the part of Lessor or the breach by Lessor of any covenant or agreement of this Lease to be performed or observed by Lessor.

E. In the event that Lessor is required to pay any sum or sums on account of or by virtue of any matter encompassed by Section VIII C hereof, the sum or sums so paid therefor, together with interest thereon at the rate specified in Section III hereof, shall become additional rent under the terms hereof, provided that Lessor shall be entitled to apply any deposit which Lessee shall have made with Lessor as hereinafter set forth.

F. If Lessee shall have first deposited with Lessor a sum sufficient to indemnify Lessor against the liabilities herein set forth, Lessee shall have the right to contest by appropriate legal proceedings, without cost or expense to Lessor, any mechanic’s lien claim or the validity of any law, rule, requirement, order, direction, ordinance or regulation of the nature referred to in Section VIII C (4) hereof, and if by the terms of any such law, rule, requirement, order, direction, ordinance or regulation, compliance therewith may legally be held in abeyance without the occurrence of any lien, charge or liability of any kind against the Demised Premises or any interest of Lessor therein and without subjecting Lessor to any liability, civil or criminal, of whatsoever nature for failure so to comply therewith, Lessee may postpone compliance therewith until the final determination of any proceedings, provided that all such proceedings shall be prosecuted with all due diligence and dispatch. If any lien, charge or civil liability, but not criminal liability, is incurred by reason of noncompliance, Lessee may nevertheless make the contest aforesaid and delay compliance as aforesaid, provided that Lessee prosecutes the contest aforesaid with due diligence and dispatch.

G. The word “Lessor” when used in this Section VIII shall mean Lessor herein, Lessor’s agents and the fee title holder of the Premises (and if the same is a land trust, any and all beneficiaries of said land trust and their agents).

IX. MAINTENANCE AND SURRENDER OF PREMISES

A. Lessee, at Lessee’s sole cost and expense, will carefully keep and maintain the Demised Premises and any appurtenances such as sidewalks and alleys adjoining the same (including all driveways and parking areas) in first class condition and repair at all times during the term of this Lease and Lessee will make all necessary repairs, replacements and renewals thereto, interior and exterior, structural and nonstructural, extraordinary and ordinary, unforeseen and foreseen, however the necessity or desirability for such repairs may occur and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise. Lessee will afford Lessor all reasonable opportunity to inspect the Demised Premises for the purpose of determining whether the Demised Premises are being properly maintained in such condition and repair. Lessee agrees that it will not overload the floors and will not in any event permit any weight to be placed upon any of said floors in excessive amounts. Lessee agrees that it will not subject the roof structure to any loads in excess of the load limits of the structural design criteria.

B. Notwithstanding the foregoing, Lessor, at Lessor’s sole cost and expense, will make any necessary repairs or replacements to the roof of the Demised Premises and will maintain same.

C. Lessee agrees that it will not permit water, snow, ice or any other substance to accumulate on the roof in excess of the load limits of the structural design criteria.

D. Lessee agrees that at the termination of this Lease, either by lapse of time or otherwise, Lessee will surrender up possession of the Demised Premises in as good condition and repair as the same shall be in upon Lessee’s taking possession thereof, ordinary wear and tear excepted.

X. MECHANICS LIENS

Lessee will not permit any mechanic’s or other lien or encumbrance to be filed against or placed upon the Demised Premises or any building or buildings or other improvements on the Premises during the term hereof, and in case of any such lien attaching will promptly pay off the same. If default in the payment thereof shall continue for ten (10) days after written notice thereof from Lessor to Lessee, Lessor shall have the right at its option and without inquiring as to the validity or the correctness of the amount thereof, of paying the same or any portion thereof, and any amount or amounts so paid, including attorneys’ fees and expenses, together with interest at the rate specified in Section III hereof on the amount of such expenditures from the respective dates thereof, shall become so much additional rent due from Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right to contest a mechanic’s lien claim if Lessee has complied with the provisions of Section VIII E pertaining to a deposit with Lessor.

XI. ABANDONMENT

If the Demised Premises shall be vacated or abandoned by Lessee for a period of thirty (30) consecutive days at any time during the term hereof, Lessor may without notice to Lessee take possession thereof for the remainder of said term, and in its discretion relet the same and apply the net proceeds (after payment of advertising, other expenses and broker’s commissions) on the rent hereunder, and Lessee shall remain liable for the unpaid balance of the rent herein provided. Any expenses incurred by Lessor by reason of the vacating or abandonment by Lessee including, but not limited to, retention of watch service and increased insurance premium, shall be paid by Lessee as additional rent hereunder.

XII. PENALTY ON DEFAULT - CANCELLATION

A. Lessee further covenants and agrees that: (1) if default be made by Lessee in the payment of any rent or other sums herein provided to be paid by Lessee (whether to Lessor or to any other person or persons) upon the date that any such payment becomes due and payable, and such default shall continue after ten (10) days notice thereof by Lessor to Lessee; or (2) if Lessee shall make default in any of the covenants of this Lease to be kept and performed by Lessee; or (3) if at any time after the date of this Lease, whether prior to or during the term hereof, any proceedings in bankruptcy, insolvency or reorganization shall be instituted by or against Lessee pursuant to any Federal or State law now or hereafter enacted, or any receiver or trustee shall be appointed of all or any portion of Lessee’s business or property, or any execution or attachment shall issue against Lessee or any of Lessee’s business or property or any of Lessee’s interest in the Demised Premises acquired by or through this Lease, or if Lessee shall be adjudged a bankrupt or insolvent, or Lessee shall make an assignment for the benefit of creditors, or if Lessee shall file a voluntary petition in bankruptcy or shall petition for or enter into an arrangement or reorganization, composition or any other arrangement with Lessee’s creditors under any Federal or State law now or hereafter enacted; or (4) if Lessee shall abandon or vacate the Demised Premises for a period of thirty (30) consecutive days during the term of this Lease; and any such default enumerated at (2) and (4) hereinabove shall continue for thirty (30) days after notice thereof by Lessor to Lessee and as for any proceedings in bankruptcy, insolvency or reorganization instituted against Lessee as provided in (3) hereinabove if same is not dismissed on or before sixty (60) days from the date of commencement of such proceedings, then in any such event Lessee’s right to possession of the Demised Premises shall thereupon terminate without any further notice or demand whatsoever; and mere retention of possession thereafter by Lessee shall constitute a forcible detainer of the Demised Premises; and if Lessor so elects (but not otherwise) without further notice of such election or any other notice or demand whatsoever, this Lease shall thereupon terminate.

B. The word “Lessee” when used in Section XII A(3) hereof shall include Lessee herein and its successors and assigns and any guarantor of this Lease or Lessee’s obligations hereunder.

XIII. REMEDIES OF LESSOR

A. Upon termination of Lessee’s right of possession hereunder, whether this Lease be terminated or not, Lessee agrees to surrender possession of the Demised Premises immediately without the receipt of any demand for rent, notice to quit or demand for possession of the Demised Premises whatsoever, and hereby grants to Lessor full, free and complete license to enter into and upon the Demised Premises, or any part thereof, to take possession thereof, with process of law, and to expel and remove Lessee or any other person who may be occupying the Demised Premises, or any part thereof, and Lessor may use such force in and about expelling and removing Lessee and said other persons as may reasonably be necessary, and Lessor may further repossess itself of the Demised Premises as of its former estate, but said entry and repossession of the Demised Premises shall not constitute a trespass or forcible entry or detainer, nor shall it cause a forfeiture or cancellation of rents or other sums due or to become due during the full stated term hereof irrespective of earlier termination, nor a waiver of any covenant, agreement or promise herein contained to be performed by Lessee; and Lessee agrees to pay to Lessor, as liquidated damages, one and one-half times the rent paid by Lessee during the month preceding the termination of the Lease for all the time that Lessee shall retain possession of the Demised Premises, or any part thereof, after termination of Lessee’s right of possession.

B. Lessee hereby waives any and all notice of any election made by Lessor hereunder, demand for rent, notice to quit, demand for possession and any and all notices and demands whatsoever, or any and every nature (except notices herein specifically provided for), which may or shall be required by any statute of this State relating to forcible or unlawful entry or detainer, or to landlord and tenant, or any other statute, or by the common law, during the term of this Lease, or any extension thereof. Acceptance of rent or other sums due hereunder, whether in a single instance or repeatedly after the same fall due, or after knowledge of any breach hereof by Lessee, or the giving or making of any notice or demand, whether according to any statutory provision or not, or any act or series of acts, except an express written waiver, shall not be construed as a waiver of Lessor’s right to act without notice or demand, or of any other right hereby given Lessor, nor as an election not to proceed under the provisions of this Lease. The obligation of Lessee to pay the rent (or other sums) reserved hereby during the balance of the stated term hereof irrespective of earlier termination, or during any extension hereof, shall not be deemed to be waived, released or terminated by the service of any notice to collect, demand for possession or notice that the tenancy hereby created will be terminated on a date therein named, or the institution of any action of forcible detainer or ejectment, or similar action, or any judgment for possession which may be rendered in such action. Lessor may collect and receive any rent or other sums due from Lessee, and payment or receipt thereof shall not waive or affect any such notice, demand, suit or judgment, or in any manner waive, affect, change, modify or alter any rights or remedies which Lessor may have by virtue hereof.

C. If Lessee’s right to the possession of the Demised Premises shall be terminated in any way, on account of default of Lessee, the Demised Premises, or any part or parts thereof, may, but need not be, relet by Lessor for the account and benefit of Lessee, for such rent and upon such terms and to such person, including a corporation or corporations controlled by Lessor, and for such period or periods as may seem fit to the Lessor, and if a sufficient sum shall not be received from such reletting to satisfy the rent hereby reserved, after paying the expenses of reletting and collection, and all expenses of placing the Demised Premises in condition for such reletting. Lessee agrees to pay and satisfy all deficiency; but the acceptance of a tenant or tenants by Lessor in place of Lessee shall not operate as a cancellation hereof nor release Lessee from the performance of any covenant, promise or agreement herein contained, and performance by any substituted tenant by the payment of rent or otherwise, shall constitute only satisfaction pro tanto of the obligation of Lessee arising hereunder.

D. It is further covenanted and agreed that Lessor may pursue any of the remedies in this Lease provided, or any which may be allowed at law, in equity or by statute, either separately or concurrently, and that any and all of Lessor’s rights and remedies are cumulative and not alternative, and shall not be exhausted by the exercise thereof on one or more occasions. No delay or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right, or be construed as a waiver of any such default, or acquiescence therein, nor shall it affect any subsequent default of the same or a different nature, but every such remedy or right may be exercised from time to time, and as often as may be deemed expedient by Lessor. In case Lessor shall have proceeded to enforce any right under this Lease by entry, suit or otherwise, and such proceeding shall have been discontinued or abandoned because of a waiver, settlement or for any other reason, or shall have been determined adversely to Lessor, then and every such case, Lessor shall be restored to its former position and rights hereunder in respect to the Demised Premises, and all rights, remedies and powers of Lessor shall continue as though no such proceeding had been taken.

Neither the rights herein nor by law given to receive, collect, sue for or distrain for any rent or rents, moneys or payments or to enforce any of the terms, provisions or conditions of this Lease, nor to prevent the breach or nonobservance thereof, nor the exercise of any such right or remedy hereunder or otherwise granted or arising, shall in any way affect or impair or limit the right or power of Lessor to declare the term hereby granted ended, or to terminate this Lease because of any default or breach, as herein provided.

XIV. INSPECTION OF PREMISES BY LESSOR

Lessor, and the authorized representatives of Lessor, to enter the Demised Premises at all reasonable times during usual business hours upon forty-eight (48) hours prior oral notice, except that no notice shall be required if entry is deemed by Lessor to be for an emergency, for the purpose of (a) inspecting same, and (b) making such necessary repairs to the Demised Premises and performing any work therein that may be necessary by reason of Lessee’s default under the terms of this Lease. Nothing herein shall imply any duty upon the part of Lessor to do any such work which, under the provision of this Lease, Lessee may be required to perform, and the performance thereof by Lessor shall not constitute a waiver of Lessee’s default in failing to perform the same. Lessee shall pay for such work performed by Lessor pursuant to the terms of this paragraph and the cost thereof if paid by Lessor shall be deemed additional rent due from the Lessee hereunder. Lessor may, during the progress of any work on the Demised Premises, keep and store upon the parking area of the Premises, all necessary materials, tools and equipment. Lessor shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage sustained by Lessee while making such repairs or the performance of any such work on the Demised Premises, or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof.

Agents and authorized representatives of Lessor are hereby given the right, during usual business hours, upon forty-eight (48) hours prior oral notice to enter the Demised Premises and exhibit the same for the purpose of sale or mortgage and, during the last year of the term of this Lease, to exhibit the same to any prospective Lessee, and during any such year period to install and maintain For Rent or For Sale signs on the exterior of the building or buildings on the Premises.

XV. RESTORATION OR REPAIR

If any building or buildings or other improvements on the Premises shall be damaged or destroyed due to any cause for which insurance is to be provided as specified in Section VI hereof while this Lease is in force, Lessor shall repair or restore the Demised Premises, and the insurance money, if any, derived from said policy or policies (less Lessor’s cost and expenses in collecting same) shall be applied by Lessor with all due speed to the repair or restoration thereof, provided that Lessee is not then in any way in default under this Lease and provided further that if the amount required to complete such repair or restoration (as estimated by Lessor) shall exceed the net proceeds of any such insurance policy or policies, Lessee shall first on demand of Lessor have deposited with Lessor any additional amount required to complete such repair or restoration. If the insurance money, if any, derived from such policy or policies shall exceed the amount required to complete such repair or restoration, Lessee shall be entitled to retain said excess. During any period the Demised Premises are untenable in whole or in part, rent shall abate in whole or in part, as appropriate, to the extent business income (rent) insurance is provided as specified in Section VI A 2 hereof.

Notwithstanding the foregoing, if the aforesaid damage or destruction occurs at any time during the last year of the term hereof, Lessor or Lessee shall have the option to terminate this Lease by giving written notice to the other party within thirty (30) days of such damage or destruction.

Notwithstanding the provisions of this Section to the contrary, if required by the holder of any mortgage or any trust deed now on or hereafter placed on the Demised Premises, the proceeds of any insurance provided as specified in Section VI hereof shall be used as provided in said mortgage or trust deed, and in such event, if such proceeds are not available to Lessor to be applied to the repair or restoration of the Demised Premises, Lessor shall not be required to repair or restore the Demised Premises and this Lease shall terminate and rent shall be apportioned on a per diem basis and shall be paid to the date of the damage or destruction.

XVI. CONDEMNATION

If the Premises, or a substantial part of the Demised Premises, shall be lawfully taken or condemned for any public or quasi-public use or purpose, the term of this Lease shall end upon and not before the date of the taking of possession by the condemning authority, and current rent shall be apportioned as of the date of such termination. Neither Lessor nor Lessee shall have any rights in or to any award made to the other by the condemning authority, and Lessee shall have the right, at its own cost and expense, to prove and obtain a separate claim for any damages resulting from such condemnation, including for the loss or damage to Lessee’s trade fixtures and personal property and for damages for loss of use of the Demised Premises and/or interruption of Lessee’s business and moving expenses incurred as a result of such condemnation.

XVII. MONTH TO MONTH TENANCY

It is agreed by both parties that the payment of rent by Lessee and acceptance of rent by Lessor after the expiration of the term hereof, shall, in the absence of a written agreement signed by both Lessor and Lessee, be deemed to established a month to month tenancy; and such payment and acceptance shall not be construed to have created a holdover tenancy. Lessee further agrees that during any agreed extension or renewal, whether on a month to month basis or otherwise, all of the obligations and covenants to be performed by Lessee pursuant to this Lease shall remain in full force and effect but all options and rights of first refusal, if any, granted to Lessee under the terms of this Lease shall be deemed terminated and shall be of no further effect during said month to month tenancy.

XVIII. ASSIGNMENT OR SUBLEASING

A. Lessee shall not assign this Lease or sublet the Demised Premises, or any portion thereof, without in each case first obtaining the written consent thereto of Lessor, and shall not permit any transfer by operation of law, bankruptcy or otherwise of Lessee’s interest in the Demised Premises acquired by or through this Lease. Any assignment or sublease without such previous written consent of Lessor shall be null and void. No sublease or assignment hereof shall release Lessee from any of its obligations hereunder or alter the primary liability of Lessee to pay the rent and perform all other obligations to be performed by Lessee hereunder.

B. Notwithstanding anything contained herein to the contrary, Lessee may, without Lessor’s prior written consent and provided Lessee is not at such time in default hereunder, assign this Lease or sublet the Demised Premises or any part thereof to any person or entity (1) that is controlling, controlled by or under common control with Lessee, or (2) that has total assets and net worth equal to or greater than that of the Lessee at the time of such proposed assignment or sublet, or (3) that acquires substantially all of the assets of the Lessee and immediately after such acquisition has total assets and net worth equal to or greater than that of the Lessee at the time of such acquisition. Lessee also may, without Lessor’s prior written consent, assign this Lease to any corporation resulting from the merger or consolidation of Lessee; provided, however, that (1) the total assets and net worth of such assignee after such consolidation or merger shall be equal to or more than that of Lessee immediately prior to such consolidation or merger; and (2) Lessee is not at such time in default hereunder.

XIX. SUBORDINATION

The rights and interest of Lessee under this Lease shall be subject and subordinate to any first mortgage or first trust deed that may hereafter be placed upon the Demised Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, if the mortgagee or trustee named in said mortgages or trust deeds shall elect to subject and subordinate the rights and interest of Lessee under this Lease to the lien of its mortgage or trust deed and shall agree to recognize this Lease of Lessee in the event of foreclosure if Lessee is not in default. Any first mortgagee or first trustee may elect to give the rights and interest of Lessee under this Lease priority over the lien of its mortgage or trust deed. In the event of either such election and upon notification by such mortgagee or trustee to Lessee to that effect, the rights and interest of Lessee under this Lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage or trust deed, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed. Lessee shall execute and deliver within ten (10) days whatever instruments may be required for such purposes.

XX. SECURITY DEPOSIT

Pursuant to the Prior Existing Lease, the sum of $49,000.00 had been deposited with lessor thereunder as additional security to it for the rent and other payments therein provided to be made by Lessee thereunder. Said sum of $49,000.00 shall, upon the commencement of the term of this Lease, be deposited with and held by Lessor pursuant to this Lease as additional security to it for the rent and other payments herein provided to be made by Lessee, and Lessor may at any time at Lessor’s sole discretion take therefrom the amount of any payment or payments as to which Lessee may be in default hereunder. If at any time the Demised Premises shall be abandoned by Lessee or Lessee’s right of possession shall be terminated or if this Lease shall be cancelled and terminated by Lessor pursuant to the provisions hereof on account of a default by Lessee, Lessor may, at its discretion, relet the Demised Premises for the remainder of the term hereof, or such portion of said term as it may determine, and may reimburse itself out of any money then so held by Lessor so far as it extends for any deficiency in rent, expenses in connection with reletting and other payments then due or to become due hereunder up to the termination of this Lease, paying the surplus, if any, to Lessee. Commencing with the date when the first monthly rent payment is due hereunder, and continuing so long as Lessee is not in default hereunder, Lessee shall be entitled to a credit each month on the rent herein reserved equal to one-twelfth (1/12) of five percent (5%) of that portion of said sum deposited in cash then so held by Lessor as security. Said sum deposited, or that portion of said sum then held by Lessor, shall be returned to Lessee on the expiration of the lease term and after Lessee has vacated the Demised Premises, provided Lessee has fully and faithfully performed all the covenants and agreements by Lessee herein agreed to be performed and has made all the payments by Lessee agreed to be made hereunder. In the event of a sale of the Premises, Lessor shall have the right to transfer security to the vendee and Lessor shall thereupon be released from all liability for the return of such security, and Lessee shall look solely to the new lessor for the return of such security. Lessee shall not assign or encumber the sum deposited as security, and neither the Lessor nor its successors and assigns shall be bound by any such assignment or encumbrance.

XXI. TERMINATION OF PRIOR EXISTING LEASE

Lessor and Lessee hereby mutually agree that simultaneous with the commencement of the term of this Lease, the Prior Existing Lease shall be terminated and neither party shall have any further rights or obligations thereunder, except that the obligation of Lessee to make payments to Lessor for real estate taxes, special assessments, maintenance, insurance and other such items pursuant to the provisions of the Prior Existing Lease for the period prior to the date of termination, whether payable prior or subsequent to such termination, shall remain in full force and effect and shall not be terminated.

XXII. NOTICES

All notices to be given hereunder shall be in writing (except as may be specifically herein otherwise provided) and may be delivered in person or sent by United States certified or registered mail, and such notice shall be deemed good and legal service of such notice three (3) business days after the depositing of any such notice in a United States Post Office, mail chute or mail box, posted period. Notices to Lessee so delivered or sent shall be delivered in person or adreessed to Lease at 2235 Enterprise Drive, Suite 3506, Westchester, Illinois 60154, and notices so delivered or sent to Lessor shall be delivered in person to or addressed to Lessor at Suite 230, 1400 East Touhy Avenue, DesPlaines, Illinois 60018; provided, however, that either of the parties hereto may be written notice delivered to or sent to the other party hereby change the address to which such notices are to be delivered or sent and thereafter, such notices shall be delivered or sent to such new address.

XXIII. SUCCESSORS AND ASSIGNS

This Agreement shall inure to the benefit of and be binding upon the parties hereto and the successors and assigns of the parties hereto respectively, provided, however, that Lessee may not assign and/or sublet except as herein provided.

XXIV. GENERAL

A. The headings or captions of Sections of this Lease are for convenience and reference only, and in no way define, limit or describe the scope of this Lease or the provisions of such Section.

B. This Lease is to be construed according to the laws of the State of Illinois.

C. If any term, condition or provision of this Lease or the application thereof to any party hereto or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to any party hereto or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

D. Feminine or neuter pronouns shall be substituted for masculine form or vice versa, and the plural shall be substituted for the singular number or vice versa in any place or places herein in which the context may require such substitution or substitutions.

E. Lessee shall at any time and from time to time upon not less than ten (10) days’ prior written request from Lessor execute, acknowledge and deliver to Lessor a written statement certifying (1) that Lessee has accepted the Demised Premises, (2) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (3) the date to which rental and other charges have been paid in advance, if any, and (4) that Lessor is not in default hereunder (or if Lessor is in default, describing the nature of the default), and agreeing to give copies to any mortgagee of Lessor of all notices by Lessee to Lessor provided Lessee is provided with said mortgagee’s address. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the Demised Premises or any mortgagee of Lessor and their respective successors and assigns.

F. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the party against whom enforcement of such change is sought.

G. Whenever approval or consent is required herein, such approval or consent shall not be arbitrarily or unreasonably withheld or delayed.

IN WITNESS WHEREOF, Lessor has caused this Lease to be executed by its duly authorized officers, and its corporate seal to be hereto affixed, and Lessee has caused this Lease to be executed by its duly authorized officers, and its corporate seal to be hereto affixed, all as of the day and year first above written.

LESSOR:

CURTO REYNOLDS OELERICH INC.,
a Delaware corporation
ATTEST:

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Asst. Secretary		VICE- President

LESSEE:

ARMSTRONG CONTAINERS, INC.,
ATTEST:	an Illinois corporation

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
ASST Secretary		VICE President

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